EXHIBIT 10.6

Third Amendment to the Equity Office Properties Trust
1997 Non-Qualified Employee Share Purchase Plan
(As Amended and Restated Effective January 1, 1998)

     WHEREAS, Equity Office Properties Trust (the “Company”) has adopted the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan, as amended and restated effective January 1, 1998 (the “Plan”); and

     WHEREAS, the Company desires to amend the Plan to delete the reference to deferral elections under the Equity Office Properties Trust Supplemental Retirement Savings Plan, as amended from time to time (the “SERP Plan” ), with respect to rights to purchase Shares under the Plan;

     NOW, THEREFORE, the Company hereby amends the Plan, effective September 20, 2003, in the following respects:

     The second sentence of Section 10 that allows a plan participant who is also a participant in the SERP Plan to make deferral elections with respect to his or her rights to purchase Shares under the Plan is deleted.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company, this 20th day of September 2003.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ Stanley M. Stevens

Name: Title:	Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary